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                                                                  EXHIBIT 11.1




                        FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                              1997          1996
                                           ----------    ----------

Net Investment Income                      $  183,035    $  299,197

Percentage Allocable to Limited Partners           99%           99%
                                           ----------    ----------

Net Investment Income Allocable
   to Limited Partners                     $  181,205    $  296,205
                                           ==========    ==========

Weighted Average Number of Limited
   Partnership Units Outstanding            1,299,176     1,407,244
                                           ==========    ==========

Net Investment Income Per Limited
   Partnership Unit                        $      .14    $      .21
                                           ==========    ==========